Exhibit 10.6

CONSULTING & STRATEGIST AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is entered by and between Fuse Enterprises Inc. Nevada Corporation (the "Customer" or “Company”) AND Benefit Pointers Trading Limited Hong Kong.(the "Consultant , Strategist") on April 15th , 2018 and shall take effect on April 1st, 2018.

IN CONSIDERATION OF the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Customer and the Consultant/Strategist (individually the "Party" and collectively the "Parties" to this Agreement) agree as follows:

Services Provided

The Customer hereby agrees to engage the Consultant/Strategist to provide the Customer with services (the "Services") from April 1st, 2018 to March 31st, 2019 consisting of:

•             The Consultant shall provide research findings to Fuse management with regards to company’s website and product development.

•             The Consultant shall advise Customer on business strategy and business development.

•             The Consultant shall provide other general business advisory services as requested by the Customer.

•             The Consultant shall be available to facilitate the Customer's meetings and serves as translator when necessary.

•             The Strategist shall advise Customer on business strategy and business development in the newly established venture in the Far East mainly in Hong Kong and Russia.

•             The Strategist shall provide research findings to improve the website of the company’s Far East adventure.

Term of Agreement

1.	The term of this Agreement (the "Term") will begin on April 1st, 2018 and will remain in full force and effect for one year unless it is renewed by the parties.
2.	In the event that either Party wishes to early terminate this Agreement that Party will be required to provide thirty (30) days notice to the other Party.
3.

Except as otherwise provided in this Agreement, the obligations of the Consultant/Strategist will terminate upon the earlier of the Consultant/Strategist ceasing to be engaged by the Customer or the termination of this Agreement by the Customer or the Consultant/Strategist.

Performance

4.     The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

Currency

5.     Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in USD (US Dollars).

Compensation

6.     For the services rendered by the Consultant as required by this Agreement, the Customer will provide compensation (the "Compensation") to the Consultant/Strategist a fee for general services of $40,000 per month, payable monthly on or about the 1st of each month for a term from April 1st 2018 to March 31st, 2019.

Reimbursement of Expenses

7.     The Consultant/Strategist will be reimbursed from time to time for all reasonable and necessary expenses incurred by the Consultant/Strategist in connection with providing the Services hereunder.

8.     The Consultant/Strategist will furnish statements and vouchers to the Customer for all such expenses.

Performance Penalties

9.     No performance penalty will be charged if the Consultant/Strategist does not perform the Services within the time frame provided by this Agreement. However, Consultant/Strategist will indemnify Customer for damages caused by Consultant and Strategist’s inaction or negligence.

Return of Property

10.     Upon the expiration or termination of this Agreement, the Consultant/Strategist shall return to the Customer any property, documentation, records, or confidential information which is the property of the Customer.

Capacity/Independent Contractor

11.     In providing the Services under this Agreement, it is expressly agreed that the Consultant/Strategist is acting as an independent contractor and not as an employee of the Customer. The Consultant/Strategist and the Customer acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

Notice

12.     All notices, requests, demands or other communications required or permitted by the terms of this Agreement shall be given in writing and delivered to the Parties of this Agreement as follows:

Fuse Enterprises Inc., 444 E Huntington Ave, Arcadia, CA 91006.

Benefit Pointer Trading Limited, Unit 2905, 29/F MetroPlaza Tower2, 223 Hing Fong Road, Kwai Chung, NT, Hong Kong

Indemnification

13.     Each Party to this Agreement shall indemnify and hold harmless the other Party, as permitted by law, from and against any and all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs of any kind or amount whatsoever to the extent that any of the foregoing is proximately caused either by the negligent or willful acts or omissions of the indemnifying Party or its agents or representatives. This indemnification shall survive the termination of this Agreement.

Dispute Resolution

14.     In the event a dispute arises out of or in connection with this Agreement, the Parties will attempt to resolve the dispute through friendly consultation.

15.     If the dispute is not resolved within a reasonable period then any or all outstanding issues may be submitted to mediation in accordance with any statutory rules of mediation. If mediation is not successful in resolving the entire dispute or is unavailable, the dispute shall be submitted to American Arbitration Association (the "AAA") in Los Angeles, California (“Arbitral Tribunal”) for binding arbitration to be conducted in accordance with the AAA Arbitration rules in force at the execution date of this Agreement (the “Rules”). The appointing authority shall be the Arbitral Tribunal, which shall administer the arbitration in accordance with the Rules. The place of arbitration shall be Los Angeles, California or such other location as agreed to by the Parties and the language to be used in the arbitral proceedings shall be English. The arbitration proceedings and the resolution thereof shall be completely confidential, subject only to such disclosures as are required by applicable law or as are necessary to enforce an award. Prior to the arbitration proceeding, any party may apply to the Arbitral Tribunal which will in turn submit such request to the court of competent jurisdiction for provisional or interim relief. The parties hereby submit to any court of competent jurisdiction for the purpose of enforcing any award resulting from an arbitration between the parties in accordance with this provision. The arbitral award shall be final and binding upon each party.

Costs and Legal Expenses

16.     In the event that legal action is brought to enforce any term of this Agreement, the prevailing Party will be entitled to recover, in addition to any other damages or award, all reasonable legal costs and fees associated with the action.

Modification of Agreement

17.     Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

Time of the Essence

18.     Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

Assignment

19.     The Consultant/Strategist will not voluntarily or by operation of law assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Customer.

Entire Agreement

20.     It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

Titles/Headings

21.     Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

Gender

22.     Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Governing Law

23.     It is the intention of the Parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of California, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability

24.     In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

Waiver

25.     The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

Confidentiality

26.     The Consultant/Strategist shall not, except as expressly authorized or directed by the Customer, use, copy, disclose, or permit any unauthorized person access to any "Confidential Information" (as defined below) of the Customer. As used in this agreement, the term "Confidential Information" shall mean all technical, commercial, financial and business information, trade secrets, plans, data, technical developments and ideas, cost projections, samples and formula belonging to the Customers and all information considered as confidential information under the laws of the State of California. The Consultant/Strategist also warrants he will not trade in the stock or other securities of the Customer when he knows material nonpublic information about the Customer.

IN WITNESS WHEREOF the Parties has duly affixed their signatures under hand and seal on this April 1st 2018.

Fuse Enterprises Inc., 444 E Huntington Ave, Arcadia, CA 91006. (Customer)

By:  /s/ Umesh Patel

Benefit Pointer Trading Limited, Unit 2905, 29/F MetroPlaza Tower2, 223 Hing Fong Road, Kwai Chung, NT, Hong Kong (Consultant/Strategist)

By:  /s Man Shek